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                                                                      EXHIBIT 23

             [LETTERHEAD OF DEUTSCH, MARIN & COMPANY APPEARS HERE]





                         INDEPENDENT AUDITORS' CONSENT


                                                        August 1, 1996


The Board of Directors
Roper Industries Inc.

We consent to the incorporation by reference in the Roper Industries, Inc. Registration Statements on Form S-8 of our report dated February 1, 1996, with respect to the balance sheet of Fluid Metering, Inc. as of December 31, 1995, and the related statements of income and cash flows for the year ended December 31, 1995, which report appears in the Form 8K of Roper Industries Inc. dated August 1, 1996.


                                        Deutsch, Marin & Company

East Meadow, New York
August 1, 1996